Exhibit 99.1

CION INVESTMENT CORPORATION ANNOUNCES

SPECIAL YEAR-END 2022 DISTRIBUTION OF $0.27 PER SHARE

Total Distributions Declared in 2022 Amount to $1.45 Per Share

For Immediate Release

NEW YORK, December 20, 2022 — CION Investment Corporation (NYSE: CION) (“CION” or the “Company”) today announced a special cash distribution for the year ending December 31, 2022 in the amount of $0.27 per share, payable on January 31, 2023 to shareholders of record as of December 30, 2022, which represents an increase of $0.07 per share, or 35%, from the special distribution paid by the Company for the year ended December 31, 2021. The special distribution represents a portion of the Company’s investment company taxable income generated through the course of the year.

“We are pleased to declare a special distribution for 2022, which was driven by the solid performance of our portfolio throughout the year. This improved performance allowed us to increase our regular quarterly distribution during the year and announce a higher special distribution as compared to 2021. We believe that our commitment to diligently execute on our strategy designed to generate net investment income by focusing on first lien investments and a highly diversified portfolio of solid companies, has enabled us to deliver attractive returns to our shareholders,” stated Michael A. Reisner, co-Chief Executive Officer of CION.

ABOUT CION INVESTMENT CORPORATION

CION Investment Corporation is a leading publicly listed business development company that had approximately $1.9 billion in total assets as of September 30, 2022. CION seeks to generate current income and, to a lesser extent, capital appreciation for investors by focusing primarily on senior secured loans to U.S. middle-market companies. CION is advised by CION Investment Management, LLC, a registered investment adviser and an affiliate of CION. For more information, please visit www.cionbdc.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss CION’s plans, strategies, prospects and expectations concerning its business, operating results, financial condition and other similar matters. These statements represent CION’s belief regarding future events that, by their nature, are uncertain and outside of CION’s control. There are likely to be events in the future, however, that CION is not able to predict accurately or control. Any forward-looking statement made by CION in this press release speaks only as of the date on which it is made. Factors or events that could cause CION’s actual results to differ, possibly materially from its expectations, include, but are not limited to, the risks, uncertainties and other factors CION identifies in the sections entitled “Risk Factors” and “Forward-Looking Statements” in filings CION makes with the SEC, and it is not possible for CION to predict or identify all of them. CION undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

OTHER INFORMATION

The information in this press release is summary information only and should be read in conjunction with CION’s Current Report on Form 8-K, which CION filed with the SEC on December 20, 2022, as well as CION’s other reports filed with the SEC. A copy of CION’s Current Report on Form 8-K and CION’s other reports filed with the SEC can be found on CION’s website at www.cionbdc.com and the SEC’s website at www.sec.gov.

CONTACTS

Media

Susan Armstrong

sarmstrong@cioninvestments.com

Investor Relations

1-800-343-3736

Analysts and Institutional Investors

Lena Cati

The Equity Group

lcati@equityny.com

212-836-9611